Exhibit 99.1

PRESS RELEASE
10/2/23
Carlisle Companies Completes Sale of Carlisle Fluid Technologies
SCOTTSDALE, ARIZONA, October 2, 2023 - Carlisle Companies Incorporated (NYSE:CSL) today announced that it has completed the sale of Carlisle Fluid Technologies to an affiliate of Lone Star Funds.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials and Carlisle Weatherproofing Technologies – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle is also a leading provider of products to the aerospace and medical technologies markets through its Carlisle Interconnect Technologies business segment. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System, Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.

Contact:     Mehul Patel
        Vice President, Investor Relations
        Carlisle Companies Incorporated
        (310) 592-9668
        mpatel@carlisle.com